U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 23, 2006, the Company announced its entry into a definitive merger agreement (Agreement and Plan of Merger) dated as of March 22, 2006 with MMC Precision Holdings Corp. and MMC Precision Merger Corp., a wholly-owned subsidiary of MMC Precision Holdings Corp., that will take the Company private.
On July 10, 2006 the Company filed a definitive proxy statement (Schedule 14A/A, Amendment No. 3) with the Securities and Exchange Commission. The definitive proxy statement announces a Special Meeting of Shareholders on August 25, 2006. The purpose of that meeting is for shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger. Notice is being given to shareholders of record as of the close of business on July 10, 2006.
Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a related press release.
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the merger. Information about the directors, officers and employees of the Company and their ownership of Company stock is set forth in the Company’s proxy statement filed with respect to the special meeting of shareholders to be held to vote on the merger agreement.
This communication may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, the Company has filed relevant materials with the SEC, including the Company’s definitive proxy statement for the special meeting of shareholders. Shareholders are urged to read all relevant documents filed with the SEC, including the merger agreement attached as Exhibit 99.1 on Form 8-K filed with SEC on March 23, 2006, and the definitive proxy statement because they contain important information about the proposed merger transaction. Investors may obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov, and Company shareholders will receive information at an appropriate time on how to obtain other transaction-related documents for free from the Company.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated July 10, 2006, issued by Morton Industrial Group, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: July 10, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated July 10, 2006, issued by Morton Industrial Group, Inc.